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                          FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 9th day of September, 1998, by and between HARTFORD LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of Connecticut (hereinafter the "Company"), on its own behalf and on behalf of each separate account of the Company set forth in Schedule A hereto, as may be amended from time to time (each such account hereinafter referred to as a "Separate Account"), and NEUBERGER & BERMAN MANAGEMENT INCORPORATED, a New York corporation and an investment advisory company (hereinafter "NBMI") on behalf of each of the Funds listed in Schedule A hereto as amended from time to time (each, a "Fund").

                                  WITNESSETH:

WHEREAS, beneficial interests in each Fund are divided into several series of shares (the "Shares"), each indirectly representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

WHEREAS, the Company issues certain group variable annuity contracts (the "Contracts") in connection with pension or profit-sharing plans intended to meet the qualification requirements of section 401 of the Internal Revenue Code (the "Code"); and

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts; and

WHEREAS, NBMI is the distributor and administrator for the Funds and is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds set forth in Schedule A on behalf of each corresponding Separate Account set forth on such Schedule A to fund the Contracts and NBMI is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company, and NBMI agree as follows:

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               ARTICLE I. Purchase and Redemption of Fund Shares.

1.1 NBMI agrees to sell to the Company those Shares which the Company orders on behalf of each Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by NBMI or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of NBMI for receipt of such orders from each Separate Account and receipt by such designee shall constitute receipt by NBMI; provided that NBMI receives notice of such order by 9:30 a.m. Eastern Time on the next following Business Day. The Company shall pay for Shares on such next following Business Day after it places an order to purchase Portfolio shares in accordance with this Section. Payment shall be in federal funds transmitted by wire. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.2 NBMI agrees to make Shares available indefinitely for purchase at the applicable net asset value per share by the Company on those days on which the Fund calculates its net asset value pursuant to rules of the SEC; provided, however, that the Board of Trustees of each Fund (hereinafter the "Trustees") may refuse to sell Shares to any person, or suspend or terminate the offering of Shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Fund.

1.3 NBMI agrees to redeem for cash, upon the Company's request, any full or fractional Shares held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section 1.3, the Company shall be the designee of NBMI for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by NBMI; provided NBMI receives notice of request for redemption by 9:30 a.m. Eastern Time on the next following Business Day. Payment shall be in federal funds transmitted by wire to the Separate Account as designated by the Company, on the same Business Day NBMI receives notice of the redemption order from the Company.

1.4 The Company agrees to purchase and redeem the Shares named in Schedule A offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.

1.5. The Company will place separate orders to purchase or redeem Shares. Each order shall describe the net amount of Shares and dollar amount of each Fund to be purchased or redeemed. In the event of net purchases, the Company shall pay for Shares on the next Business Day after an order to purchase Shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. In the event of net redemptions, the Fund shall pay the redemption proceeds in federal funds transmitted by wire on the next

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Business Day after an order to redeem Shares is made in accordance with the provisions of Section 1.3 hereof. Notwithstanding the foregoing, if the payment of redemption proceeds on the next Business Day would require the Fund to dispose of Fund securities or otherwise incur substantial additional costs, and if the Fund has determined to settle redemption transactions for all shareholders on a delayed basis, proceeds shall be wired to the Company within seven (7) days and the Fund shall notify in writing the person designated by the Company as the recipient for such notice of such delay by 3:00 p.m. Eastern Time on the same Business Day that the Company transmits the redemption order to the Fund.

1.6 Issuance and transfer of Shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Shares will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

1.7 NBMI shall furnish notice as soon as reasonably practicable to the Company of any income, dividends or capital gain distributions payable on a Fund's Shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Shares in the form of additional Shares of that Fund. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by such Fund. NBMI shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

1.8 NBMI shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m., Eastern Time. In the event that NBMI is unable to meet the 6:00 p.m. time stated immediately above, NBMI shall provide the Company with additional time to notify NBMI of purchase and redemption orders pursuant to Sections 1.1 and 1.3, respectively, above. Such additional time shall be equal to the additional time that NBMI takes to make the net asset values available to the Company; provided, however, that notification must be made by 11:00 a.m. Eastern Time on the Business Day such order is to be executed, regardless of when the net asset value is made available.

1.9 If NBMI provides materially incorrect share net asset value information through no fault of the Company, the Company shall be entitled to an adjustment with respect to the Shares purchased or redeemed to reflect the correct net asset value per share. The determination of the materiality of any net asset value pricing error shall be based on the SEC's recommended guidelines regarding such errors. The correction of any such errors shall be made at the Company level pursuant to the SEC's recommended guidelines. Any material error in the calculation of reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company.

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                   ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act unless otherwise exempt from registration, that it will maintain such registration under the 1933 Act to the extent required by the 1933 Act and that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account prior to any issuance or sale thereof as a segregated asset account under the insurance laws of the State of Connecticut and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act, unless exempt therefrom, to serve as a segregated investment account for the Contracts. Unless exempt, the Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2 NBMI in its capacity as the distributor for each Fund represents and warrants that Shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that each Fund is and shall remain registered under the 1940 Act for as long as the Shares are sold. Each Fund shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. A Fund shall register and qualify the Shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or NBMI.

2.3 NBMI in its capacity as the administrator of each Fund represents that each Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.4 NBMI represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. NBMI further represents that it will sell and distribute the Fund Shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.5 NBMI in its capacity as the administrator of each Fund represents that each Fund is lawfully organized and validly existing under the laws of Delaware and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

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2.6  NBMI in its capacity as the distributor for each Fund represents and warrants that all of the Funds' trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of such Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.7 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Funds are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

             ARTICLE III. Prospectuses and Proxy Statements; Voting

3.1 NBMI shall provide the Company with as many printed copies of each Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company in lieu of providing printed copies of the Fund's current prospectus and statement of additional information, NBMI shall provide camera-ready film or computer diskettes containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document or separately. The Company may elect to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

3.2(a). Except as otherwise provided in this Section 3.2, all expenses of preparing, setting in type and printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of setting in type, printing and distributing shall be borne by NBMI. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund's prospectus and/or statement of additional information, NBMI shall bear the cost of typesetting to provide the Fund's prospectus and/or statement of additional information to the Company in the format in which the Fund is accustomed to formatting prospectuses and statements of additional information, respectively, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses and/or statements of additional information. In such event, NBMI will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the Contracts, and y is NBMI's per unit cost of printing the Fund's prospectuses. The same procedures shall be followed with respect to the Fund's statement of additional information. NBMI shall not pay any costs of

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typesetting, printing and distributing the Fund's prospectus and/or statement of additional information to prospective Contract owners.

3.2(b). NBMI, at its expense, shall provide the Company with copies of the Funds' proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in Section 3.2(a) above) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. NBMI shall not pay any costs of distributing such proxy-related material, reports to shareholders, and other communications to prospective Contract owners.

3.2(c). The Company agrees to provide NBMI or its designee with such information as may be reasonably requested by NBMI to assure that NBMI's expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than those actually distributed to existing Contract owners.

3.3. The Fund's statement of additional information shall be obtainable from NBMI, the Company or such other person as the Fund may designate.

3.4 If and to the extent required by law the Company shall distribute all proxy material furnished by NBMI to Contract owners to whom voting privileges are required to be extended and shall:

       A.  solicit voting instructions from Contract owners;

       B. vote Shares held in the Separate Account in accordance with instructions received from Contract owners; and

       C. vote Shares held in the Separate Account for which no timely instructions have been received, in the same proportion as Shares of such Fund for which instructions have been received from the Company's Contract owners; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company reserves the right to vote Shares held in any segregated asset account in its own right, to the extent permitted by law. Notwithstanding the foregoing, with respect to the Shares held by unregistered Separate Accounts supporting Contracts issued in connection with employee benefit plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Company shall vote such Shares allocated to such Contracts only in accordance with the Company's agreements with such Contract owners.

3.5 Each Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular as required, each Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although each Fund is not one of the trusts described

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in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, each Fund will act in accordance with the SEC interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information

4.1 The Company shall furnish, or shall cause to be furnished, to NBMI, or its designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which a Fund or NBMI is described, at least ten business days prior to its use. No such material shall be used if a Fund, NBMI or their designee reasonably objects to such use within ten business days after receipt of such material.

4.2 Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Funds or NBMI or concerning the Funds or NBMI in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for such Fund's Shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Fund, or in sales literature or other promotional material approved by NBMI or its designee, except with the permission of NBMI or its designee.

4.3 NBMI shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Separate Account is named, at least ten business days prior to its use. No such material shall be used if the Company reasonably objects to such use within ten business days after receipt of such material.

4.4 Neither the Funds nor NBMI shall give any information or make any representations on behalf of the Company or concerning the Company, any Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for a Separate Account which are in the public domain or approved by the Company for distribution to Contract owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

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4.5 NBMI will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its Shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

4.6. The Company will provide to NBMI, upon NBMI's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in a Separate Account or Contract, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, Internet, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

4.8 The Company agrees and acknowledges that the Company has no right, title or interest in the name and mark of any Fund or NBMI and that all use of any designation comprised in whole or part or such name or mark under this Agreement shall inure to the benefit of such Fund or NBMI. Except as provided in Section 4.1, the Company shall not use any such name or mark on its own behalf or on behalf of a Separate Account in connection with marketing the Contracts without prior written consent of NBMI. Upon termination of this Agreement for any reason, the Company shall cease all use of any such name or mark.

                          ARTICLE V. Fees and Expenses

5.1 NBMI and the Funds shall pay no fee or other compensation to the Company under this Agreement.

5.2 All expenses, including expenses to be borne by NBMI pursuant to Sections
3.1 and 3.2 hereof, incident to performance by NBMI of this Agreement shall be paid by NBMI to the extent permitted by law. All Shares will be duly authorized for issuance and registered in accordance with applicable federal law and to the extent deemed advisable by the Fund, in accordance with applicable state law, prior to sale. NBMI shall bear the expenses for the cost of registration and qualification of Shares, preparation and filing of Fund prospectus and

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registration statement, Fund proxy materials and reports, the preparation of all statements and notices required by any federal or state law and all taxes on the issuance or transfer of Shares.

                          ARTICLE VI. Indemnification

6.1  Indemnification By The Company

(a) The Company agrees to indemnify and hold harmless each Fund, NBMI, and each of the Funds' or NBMI's trustees, directors, officers, employees or agents and each person, if any, who controls a Fund or NBMI within the meaning of section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Shares or the Contracts and:

       (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of a Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund Shares; or

       (ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in a Fund registration statement, Fund prospectus or sales literature or other promotional material of a Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund or NBMI) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Shares; or

       (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Fund registration statement, Fund prospectus, statement of additional information or sales literature or other promotional material of a Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or NBMI by or on behalf of the Company or persons under its control; or

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       (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

       (v) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 6.1(b) and 6.3 hereof.

(b) No party shall be entitled to indemnification if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c) In accordance with Section 6.3 hereof, the Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Shares or the Contracts or the operation of a Fund.

6.2  Indemnification By NBMI

(a) NBMI agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act such terms under the federal securities laws (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of NBMT) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Shares or the Contracts and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for a Fund or sales literature or other promotional material of a Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to NBMI or the Funds by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for a Fund or in sales literature of a Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund Shares; or

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       (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or NBMI or persons under their respective control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund or NBMI or persons under the control of the Fund or NBMI respectively, with respect to the sale or distribution of the Contracts or Shares; or

       (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material covering the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of NBMI or a Fund or persons under the control of NBMI or a Fund; or

       (iv) arise as a result of any failure by the NBMI or a Fund to provide the services and furnish the materials under the terms of this Agreement; or

       (v) arise out of or result from any material breach of any representation and/or warranty made by NBMI or a Fund in this Agreement or arise out of or result from any other material breach of this Agreement by NBMI or a Fund; except to the extent provided in Sections 6.2(b) and 6.3 hereof.

(b) No party shall be entitled to indemnification if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c) In accordance with Section 6.3 hereof, the Indemnified Parties will promptly notify NBMI of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Separate Account.

6.3.  Indemnification Procedure

(a) Any person obligated to provide indemnification under this Article VI ("Indemnifying Party" for the purpose of this Section 6.3) shall not be liable under the indemnification provisions of this Article VI with respect to any claim made against a party entitled to indemnification under this Article VI ("Indemnified Party" for the purpose of this Section 6.3) unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than

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on account of the indemnification provision of this Article VI. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

       (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or

       (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI shall survive any termination of this Agreement.

                           ARTICLE IX. Applicable Law

7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.

7.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                             ARTICLE X. Termination

8.1  This Agreement shall terminate:

(a) at the option of any party upon six-months' advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

(b) at the option of the Company if Shares of the Funds delineated in Schedule A are not reasonably available to meet the requirements of the Contracts as determined by the Company; or

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(c)  at the option of any Fund or NBMI upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Separate Account, or the purchase of Shares, which in the judgment of the Fund or NBMI, are reasonably likely to have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

(d) at the option of the Company upon institution of formal proceedings against any Fund or NBMI by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, which in the judgment of the Company are reasonably likely to have a material adverse effect on NBMI's or the Fund's ability to perform its obligations under this Agreement; or

(e) at the option of the Company or any Fund upon receipt of any necessary regulatory approvals or the vote of the Contract owners having an interest in the Separate Account (or any subaccount) to substitute the Shares of another investment company for the corresponding Portfolio Shares of that Fund in accordance with the terms of the Contracts for which those Shares had been selected to serve as the underlying investment media. The Company will give 30 days prior written notice to the Fund of the date of any proposed vote or other action taken to replace such Fund's Shares; or

(f) at the option of the Company if a Fund delineated in Schedule A ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably believes that any such Fund may fail to so qualify; or

(g) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

(h) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that any Fund or NBMI has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

(i) at the option of any Fund or NBMI, if such Fund or NBMI respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of such Fund or NBMI.

8.2  Notice Requirement

(a) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(b)-(d) or 8.1(f) or 8.1(g), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties.

(b) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(h) or 8.1(i), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 30 days before the effective date of termination.

8.3 It is understood and agreed that the right to terminate this Agreement pursuant to Section 8.1(a) may be exercised for any reason or for no reason.

8.4  Effect of Termination

(a) Notwithstanding any termination of this Agreement pursuant to Section 8.1 of this Agreement and subject to Section 1.2 of this Agreement, the Company may require each Fund and NBMI to continue to make available additional Shares of each Fund for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Funds, redeem investments in the Funds and/or invest in the Funds upon the making of additional purchase payments under the Existing Contracts.

(b) If Shares of the Funds continue to be made available after termination of this Agreement pursuant to this Section 8.4, the provisions of this Agreement shall remain in effect except for Section 8.1(a) and thereafter any Fund, NBMI, or the Company may terminate the Agreement, as so continued pursuant to this
Section 8.4, upon written notice to the other party, such notice to be for a period that is reasonable under the circumstances but need not be for more than 90 days.

8.5 Except as necessary to implement Contract owner initiated or approved transactions, or as required by state insurance laws or regulations, the Company shall not redeem Shares attributable to the Contracts (as opposed to Shares attributable to the Company's assets held in the Separate Account), and the Company shall not prevent Contract owners from allocating payments to a Fund that was otherwise available under the Contracts, until 90 days after the Company shall have notified the Fund or NBMI of its intention to do so.

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                              ARTICLE IX. Notices

9.1 (a) Any notice shall be deemed duly given only if sent by hand, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given three business days after the date received or rejected by the addressee.

If to the Company:

     Hartford Life Insurance Company
     200 Hopmeadow Street
     Simsbury, Connecticut 06089
     Attention: Peter J. Vogt, Assistant Vice President

with a copy to:

     Lynda Godkin, General Counsel
     Hartford Life Insurance Company
     200 Hopmeadow Street
     Simsbury, Connecticut 06089

If to NBMI:

     Neuberger & Berman Management Incorporated
     650 Third Avenue, 2nd Floor
     New York, NY 10158-0180
     Attention: Stanley Egener, President

with a copy to:

     Neuberger & Berman Management Incorporated
     650 Third Avenue, 2nd Floor
     New York, NY 10158-0180
     Attention: Ellen Metzger, General Counsel

                            ARTICLE X Miscellaneous

10.1 The Declaration of Trust of each Fund is on file with the Secretary of the State of Delaware. This Agreement was executed on behalf of each Fund by its officers as officers and not individually. The obligations of this Agreement are not binding on the Funds' officers, trustees or shareholders individually, but are binding only upon the assets and property of each Portfolio delineated on Schedule A.

10.2 Subject to law and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as such in writing by any other party hereto (including without limitation the names and addresses of the owners of the Contracts) and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information until such time as it may come into the public domain without the express prior written consent of the affected party.

10.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.6 This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

10.7 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit each other and such authorities (and the parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.8 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

10.9 The parties to this Agreement may amend the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Funds.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY       NEUBERGER & BERMAN MANAGEMENT
                                      INCORPORATED

By:     /s/ Donald A. Salama          By:     /s/ Daniel J. Sullivan
        ----------------------------          ----------------------------
Name:   Donald A. Salama              Name:   Daniel J. Sullivan
Title:  Vice President                Title:  Senior Vice President

                                   SCHEDULE A

SEPARATE ACCOUNTS                                   FUNDS
------------------------------------------------------------------------
Separate Account TK, Separate        Neuberger & Berman Guardian Trust
Account TK-1, Separate Account
TK-2, Separate Account TK-3, and
Separate Account TK-4
Separate Account TK, Separate        Neuberger & Berman Partners Trust
Account TK-1, Separate Account
TK-2, Separate Account TK-3, and
Separate Account TK-4
Separate Account TK, Separate        Neuberger & Berman Limited Maturity
Account TK-1, Separate Account       Bond Trust
TK-2, Separate Account TK-3, and
Separate Account TK-4